ARTICLES SUPPLEMENTARY
MAXIM SERIES FUND, INC.

Maxim Series Fund, Inc. (the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  On August 11, 2009, the Board of Directors of the Corporation, pursuant to the authority contained in the Corporation's charter, and in accordance with Section 2-
105 (c) of the Maryland General Corporation Law, unanimously adopted resolutions approving:

1.           The establishment of 6 new series of capital stock of the Corporation, each representing interests in a separate investment portfolio, and the creation of two new classes of shares, with a par value of Ten Cents ($.10) per share, of each such series to be designated as follows:

Maxim SecureFoundation Balanced Portfolio Class G Common Stock;
             Maxim SecureFoundation Balanced Portfolio Class G1 Common Stock;
Maxim SecureFoundation Lifetime 2015 Portfolio Class G Common Stock;
Maxim SecureFoundation Lifetime 2015 Portfolio Class G1 Common Stock;
Maxim SecureFoundation Lifetime 2025 Portfolio Class G Common Stock;
Maxim SecureFoundation Lifetime 2025 Portfolio Class G1 Common Stock;
Maxim SecureFoundation Lifetime 2035 Portfolio Class G Common Stock;
Maxim SecureFoundation Lifetime 2035 Portfolio Class G1 Common Stock;
Maxim SecureFoundation Lifetime 2045 Portfolio Class G Common Stock;
Maxim SecureFoundation Lifetime 2045 Portfolio Class G1 Common Stock;
Maxim SecureFoundation Lifetime 2055 Portfolio Class G Common Stock;
Maxim SecureFoundation Lifetime 2055 Portfolio Class G1 Common Stock;

and

The re-classification of the following shares of previously classified but unissued shares of Common Stock of the Corporation as follows:

Previously Classified Shares (expressed in millions)	Re-Classified Shares (expressed in millions)
Maxim Lifetime 2015 I Class T – 30	Maxim SecureFoundation Balanced Class G – 75
Maxim Lifetime 2015 I Class T1 – 30	Maxim SecureFoundation Balanced Class G1 – 75
Maxim Lifetime 2015 II Class T – 30	Maxim SecureFoundation Lifetime 2015 Class G – 75
Maxim Lifetime 2015 II Class T1 – 30	Maxim SecureFoundation Lifetime 2015 Class G1 – 75
Maxim Lifetime 2015 III Class T – 30	Maxim SecureFoundation Lifetime 2025 Class G – 75
Maxim Lifetime 2015 III Class T1 – 30	Maxim SecureFoundation Lifetime 2025 Class G1 – 75
Maxim Lifetime 2025 I Class T – 30	Maxim SecureFoundation Lifetime 2035 Class G – 75
Maxim Lifetime 2025 I Class T1 – 30	Maxim SecureFoundation Lifetime 2035 Class G1 – 75
Maxim Lifetime 2025 II Class T – 30	Maxim SecureFoundation Lifetime 2045 Class G – 75
Maxim Lifetime 2025 II Class T1 – 30	Maxim SecureFoundation Lifetime 2045 Class G1 – 75
Maxim Lifetime 2025 III Class T – 30	Maxim SecureFoundation Lifetime 2055 Class G – 75
Maxim Lifetime 2025 III Class T1 – 30	Maxim SecureFoundation Lifetime 2055 Class G1 – 75
Maxim Lifetime 2035 I Class T – 30
Maxim Lifetime 2035 I Class T1 – 30
Maxim Lifetime 2035 II Class T – 30
Maxim Lifetime 2035 II Class T1 – 30
Maxim Lifetime 2035 III Class T – 30
Maxim Lifetime 2035 III Class T1 – 30
Maxim Lifetime 2045 I Class T – 30
Maxim Lifetime 2045 I Class T1 – 30
Maxim Lifetime 2045 II Class T – 30
Maxim Lifetime 2045 II Class T1 – 30
Maxim Lifetime 2045 III Class T – 30
Maxim Lifetime 2045 III Class T1 – 30
Maxim Lifetime 2055 I Class T – 30
Maxim Lifetime 2055 I Class T 1– 30
Maxim Lifetime 2055 II Class T – 30
Maxim Lifetime 2055 II Class T1 – 30
Maxim Lifetime 2055 III Class T – 30
Maxim Lifetime 2055 III Class T1 – 30

SECOND:  Both as of immediately before the foregoing creation of new classes of stock and re-classification of previously classified stock:  (i) the total number of shares of stock of all classes that the Corporation has authority to issue is Eight Billion (8,000,000,000) shares, (ii) the number of shares of stock of each class is as set forth in the table below, (iii) the par value of the shares of stock of each class is Ten Cents ($.10) per share, and (iv) the aggregate par value of all the shares of all classes is Eight Hundred Million Dollars ($800 million).

		Authorized Shares (expressed in millions)

Series/Portfolio	Class	Before	After

Maxim Money Market	Common Stock	1,000	1,000
Maxim Stock Index	Common Stock	105	105
Maxim Bond Index	Common Stock	105	105
Maxim U.S. Government Mortgage Securities	Common Stock	105	105
Maxim Index 600	Common Stock	100	100
Maxim High Yield Bond	Common Stock	115	115
Maxim Janus Large Cap Growth	Common Stock	100	100
Maxim MFS International Growth	Common Stock	100	100
Maxim Federated Bond	Common Stock	100	100
Maxim Bernstein International Equity	Common Stock	100	100
Maxim S&P 500 Index	Common Stock	100	100
Maxim MidCap Value	Common Stock	100	100
Maxim Small-Cap Value	Common Stock	125	125
Maxim Ariel MidCap Value	Common Stock	100	100
Maxim Ariel Small-Cap Value	Common Stock	100	100
Maxim Loomis Sayles Small-Cap Value	Common Stock	105	105
Maxim Loomis Sayles Bond	Common Stock	100	100
Maxim T. Rowe Price Equity/Income	Common Stock	125	125
Maxim Small-Cap Growth	Common Stock	105	105
Maxim Invesco ADR	Common Stock	100	100
Maxim Short Duration Bond	Common Stock	100	100
Maxim T. Rowe Price MidCap Growth	Common Stock	125	125
Maxim Global Bond	Common Stock	100	100
Maxim Conservative Profile I	Common Stock	100	100
Maxim Moderately Conservative Profile I	Common Stock	100	100
Maxim Moderate Profile I	Common Stock	100	100
Maxim Moderately Aggressive Profile I	Common Stock	100	100
Maxim Aggressive Profile I	Common Stock	100	100
Maxim Conservative Profile II	Common Stock	100	100
Maxim Moderately Conservative Profile II	Common Stock	100	100
Maxim Moderate Profile II	Common Stock	200	200
Maxim Moderately Aggressive Profile II	Common Stock	100	100
Maxim Aggressive Profile II	Common Stock	175	175
Maxim Lifetime 2015 I	Class T Common Stock	75	45
Maxim Lifetime 2015 I	Class T1 Common Stock	75	45
Maxim Lifetime 2015 II	Class T Common Stock	75	45
Maxim Lifetime 2015 II	Class T1 Common Stock	75	45
Maxim Lifetime 2015 III	Class T Common Stock	75	45
Maxim Lifetime 2015 III	Class T1 Common Stock	75	45
Maxim Lifetime 2025 I	Class T Common Stock	75	45
Maxim Lifetime 2025 I	Class T1 Common Stock	75	45
Maxim Lifetime 2025 II	Class T Common Stock	75	45
Maxim Lifetime 2025 II	Class T1 Common Stock	75	45
Maxim Lifetime 2025 III	Class T Common Stock	75	45
Maxim Lifetime 2025 III	Class T1 Common Stock	75	45
Maxim Lifetime 2035 I	Class T Common Stock	75	45
Maxim Lifetime 2035 I	Class T1 Common Stock	75	45
Maxim Lifetime 2035 II	Class T Common Stock	75	45
Maxim Lifetime 2035 II	Class T1 Common Stock	75	45
Maxim Lifetime 2035 III	Class T Common Stock	75	45
Maxim Lifetime 2035 III	Class T1 Common Stock	75	45
Maxim Lifetime 2045 I	Class T Common Stock	75	45
Maxim Lifetime 2045 I	Class T1 Common Stock	75	45
Maxim Lifetime 2045 II	Class T Common Stock	75	45
Maxim Lifetime 2045 II	Class T1 Common Stock	75	45
Maxim Lifetime 2045 III	Class T Common Stock	75	45
Maxim Lifetime 2045 III	Class T1 Common Stock	75	45
Maxim Lifetime 2055 I	Class T Common Stock	75	45
Maxim Lifetime 2055 I	Class T1 Common Stock	75	45
Maxim Lifetime 2055 II	Class T Common Stock	75	45
Maxim Lifetime 2055 II	Class T1 Common Stock	75	45
Maxim Lifetime 2055 III	Class T Common Stock	75	45
Maxim Lifetime 2055 III	Class T1 Common Stock	75	45
Maxim SecureFoundation Balanced	Class G Common Stock		75
Maxim SecureFoundation Balanced	Class G1 Common Stock		75
Maxim SecureFoundation Lifetime 2015	Class G Common Stock		75
Maxim SecureFoundation Lifetime 2015	Class G1 Common Stock		75
Maxim SecureFoundation Lifetime 2025	Class G Common St		75
Maxim SecureFoundation Lifetime 2025	Class G1 Common Stock		75
Maxim SecureFoundation Lifetime 2035	Class G Common St		75
Maxim SecureFoundation Lifetime 2035	Class G1 Common Stock		75
Maxim SecureFoundation Lifetime 2045	Class G Common St		75
Maxim SecureFoundation Lifetime 2045	Class G1 Common Stock		75
Maxim SecureFoundation Lifetime 2055	Class G Common St		75
Maxim SecureFoundation Lifetime 2055	Class G1 Common Stock		75

Unclassified Capital Stock:		1,260	1,260

Total:		8,000	8,000

THIRD:  Except as set forth in these Articles Supplementary, the description of the new classes of stock as set forth in these Articles Supplementary, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as set forth in the Corporation's charter with respect to classes of series established on or after August 11, 2009, and, except as set forth in these Articles Supplementary, the description of each other class of stock of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, was not changed by these Articles Supplementary.

FOURTH:  The total number of shares of capital stock that the Corporation has authority to issue has not been increased or decreased by the Board of Directors in the aggregate.  The number of shares of capital stock allocated to each class of capital stock of the Corporation has been increased or decreased by the Board of Directors as forth in these Articles Supplementary under the authority contained in the Corporation's charter and in accordance with Section 2-105(c) of the Maryland General Corporation Law.

FIFTH:  The name of the Maxim U.S. Government Securities Portfolio is changed to the Maxim U.S. Government Mortgage Securities Portfolio.

SIXTH:  The name of the Maxim Bernstein International Equity Portfolio is changed to the Maxim MFS International Value Portfolio.

SEVENTH:  The name of the Maxim High Yield Bond Portfolio is changed to the Maxim Putnam High Yield Bond Portfolio.

IN WITNESS WHEREOF, Maxim Series Fund, Inc. has caused these Articles Supplementary to be signed in its name and on it behalf by its Chairman and President and attested by its Secretary this 13th   day of August 2009 and the undersigned Officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:	MAXIM SERIES FUND, INC.

/s/ Beverly Byrne	/s/ M.T.G. Graye
Name: Beverly Byrne	Name: M.T.G. Graye
Title: Secretary & Chief Compliance Officer	Title: Chairman and President